                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                                           JURISDICTION OF
NAME                                                          OWNERSHIP     INCORPORATION
----                                                          ---------    ---------------
Diacrin/Genzyme LLC.........................................     50%        Massachusetts